UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _)

☒ Filed by the Registrant	☐ Filed by a Party other than the Registrant

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-16(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DIME COMMUNITY BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 13, 2018

To:        All Dime Community Bank KSOP Participants

Re:        Annual Meeting of Shareholders to be held on May 24, 2018

Dime Community Bank (the “Bank”), a wholly-owned subsidiary of Dime Community Bancshares, Inc. (the “Company”), maintains the Dime Community Bank KSOP (the “KSOP”) for employees of the Bank. The KSOP includes an investment alternative to purchase the stock of the Company, using funds from your KSOP account (the “KSOP Stock Fund”). The KSOP Stock Fund holds shares of the Company’s common stock for the benefit of Participants in the KSOP by Pentegra Trust Company, as trustee (the “KSOP Trustee”). The KSOP allows its Participants to have certain voting rights at the Company’s shareholder meetings.

In connection with the Annual Meeting of Shareholders of the Company to be held on May 24, 2018 (the “Annual Meeting”), the following documents are either enclosed or are available for viewing at https://materials.proxyvote.com/253922.

1.          Confidential Voting Instructions card, or, for Notice and Access recipients, electronic voting directions;
2.          2017 Annual Report to Shareholders;
3.          Notice of the 2018 Annual Meeting of Shareholders; and
4.          Proxy Statement for the 2018 Annual Meeting of Shareholders

As a Participant in the KSOP, you have the right to direct the KSOP Trustee how to vote the shares held by the KSOP Stock Fund as of March 28, 2018 (the “Record Date”) on the proposals to be voted upon by the Company’s shareholders.  Your rights as a Participant in the KSOP will vary depending upon whether the matter being voted on is an “Anticipated Proposal” or an “Unanticipated Proposal.”

Anticipated Proposals

The Trustee will vote in the following manners with respect to the proposals specified on the materials accompanying this letter:

Proposal 1	“FOR” or “WITHHOLD”
Proposals 2 and 3	“FOR,” “AGAINST” or “ABSTAIN”

The Trustee’s vote, in general, will be made in the same proportion as instructions to cast votes FOR, WITHHOLD, AGAINST or ABSTAIN are given by KSOP Participants entitled to give voting instructions on Proposals 1, 2 and 3. The instructions given by each KSOP Participant will be weighted according to the value of his or her respective interest in the KSOP Stock Fund as of March 28, 2018.  In the event that the KSOP Participant executes the enclosed proxy card but does not provide any instructions, the KSOP Trustee will vote FOR all nominees in Proposal 1, and FOR Proposals 2 and 3. For Notice and Access material recipients, if you submit an electronic vote utilizing the directions provided to you via email but do not provide any voting instructions, you will be deemed to have instructed votes “FOR” all nominees in Proposal Number 1, and “FOR” Proposals 2 and 3. For purposes of the KSOP, if you do not vote your KSOP shares electronically or return your Confidential Voting Instructions card to the Trustee by 11:59 PM on May 21, 2018, the Trustee shall vote your shares in the same proportion as those shares for which instructions are timely received.

Unanticipated Proposals

It is possible, although unlikely, that proposals other than those specified in the Confidential Voting Instructions card will be presented for shareholder action at the Annual Meeting.  If this should happen, the KSOP Trustee will vote upon such matters in their discretion, or cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by them.

* * * * *

Your instruction is very important.  You are encouraged to review the enclosed material carefully and either to vote electronically as instructed, or to complete, sign and date the enclosed Confidential Voting Instructions card to signify your direction to the Trustee.  If not voting electronically, please return your completed Confidential Voting Instruction card using the enclosed postage paid envelope.  Your electronic vote or completed Confidential Voting Instructions card must be received no later than 11:59 PM on May 21, 2018.

Please note that you have voting rights under the KSOP as a “named fiduciary” with respect to the shares that you may vote.  Under the Federal Employment Retirement Income Security Act of 1974, as amended, the Compensation Committee, the KSOP Trustee and other plan fiduciaries may be relieved of any responsibility for matters that are the direct and necessary consequence of directions that you give in your capacity as a named fiduciary.

Please also note that the voting instructions of individual Participants are to be kept confidential by the KSOP Trustee, who has been instructed not to disclose them to anyone at the Company or the Bank.

If you have any questions regarding your voting rights or the terms of the KSOP, please call John Filipski, Assistant Vice President of Compensation & Benefits at (718) 782-6200 extension 5692.

Very truly yours,

The Compensation and Human Resources Committee of Dime Community Bancshares, Inc.

Enclosures